PROMISSORY NOTE

US $31,496.03

October 8, 2015

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

FOR VALUE RECEIVED, the undersigned, Blue Water Global Group, Inc., a Nevada corporation (“Borrower”), unconditionally promises to pay to the order of Taurus Financial Partners, LLC, a Florida limited liability company (“Lender”), without offset or deduction, the principal sum of Thirty-One Thousand Four-Hundred Ninety-Six Dollars and Three Cents (US$31,496.03) with interest on the unpaid principal balance from the date of this note (“Note”), until paid at the rate set forth below.

Interest.  This Note shall bear interest at an annual rate of twelve (12%) percent.  If the Note goes into default or remains unpaid after the Maturity Date, then, whether by acceleration or otherwise, interest will be due and payable on the unpaid principal balance of this Note at a rate equal to twenty (20%) percent per annum.

Repayment Terms.  This Note shall be due and payable in full, including all principal and accrued interest, one (1) year from the date hereof, unless otherwise extended in writing by both Parties (“Maturity Date”).

Prepayment Penalty.  Except as may be otherwise herein specifically provided, the Borrower shall have the privilege to prepay the principal and any accrued but unpaid interest in full or in part at anytime without premium.

Default and Acceleration.  Without notice or demand, at the option of the holder hereof, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, and the Lender shall have the right to exercise all other rights and remedies under the Loan Documents (as hereinafter defined), or by applicable law, upon the occurrence of any one of the following events of default (each, a “Default”):

a)

if any payment under this Note is not paid when due;

b)

if the undersigned fails to observe or breaches any term, covenant, condition, obligation, agreement or undertaking contained herein or in any other loan document related to the indebtedness evidenced hereby, including the Security Agreement dated October 8, 2015 (collectively, “Loan Documents”);

c)

if any warranty, representation or statement made or furnished to the Lender by the Borrower or on the Borrower’s behalf under this Note or the Loan Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading any time hereafter;

d)

if the Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of the Borrower’s property or the Borrower’s ability to repay this Note or perform the Borrower’s obligations under this Note or the Loan Documents;

Promissory Note

e)

if there is any material adverse change in the Borrower’s financial condition, or the Lender believes the prospect of payment or performance of this Note is impaired;

f)

if the Borrower becomes insolvent, or if a trustee or receiver is appointed for the Borrower or for all or a substantial portion of the assets of the Borrower, or the Borrower makes a general assignment for the benefit of the Borrower’s creditors, or the Borrower files for bankruptcy; or

g)

in the event of the Borrower’s winding up of corporate activities.

Failure to exercise any such option or right shall not constitute a waiver of the right to exercise any such option or right in the event of any subsequent Default.

Covenants and Conditions.  At the option of the Lender, the Borrower agrees to pay a service charge not exceeding five (5%) percent of any installment when paid more than ten (10) days from the due date hereof, which service charge is to cover the extra expense involved in handling late payments.

The Borrower hereby:

a)

collateralizes and secures this Note with the Security Agreement dated October 8, 2015, a copy of which is attached hereto as Exhibit A;

b)

waives presentment, demand, protest and notice of dishonor;

c)

waives the benefit of all homestead and similar exemptions as to this Note; and

d)

agrees to pay all reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Note, and the collection of the indebtedness evidenced hereby, and the collection of any judgment rendered hereon, and/or the preservation or disposition of any property or collateral securing the payment hereof, and/or the defense of any claim arising out of, or in any way related to, this Note or any deed of trust or security agreement or other instrument securing this Note or related to the making of the loan evidenced hereby, including, without limitation, reasonable attorney’s fees if this Note is placed in the hands of an attorney for collection, or if the Lender finds it necessary to secure the services or advice of an attorney with regard to collection hereof or the preservation or disposition of any property or collateral securing this Note.

Confession of Judgment.  Upon the event of a Default, the Borrower hereby irrevocably authorizes and empowers Lender’s legal counsel as the Borrower’s attorney-in-fact to appear and to confess judgment against the Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by the Lender setting forth the amount then due, plus attorney’s fees and cost of suit, and to release all errors, and waive all rights of appeal.  If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warranty of attorney.  The Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.  No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as the Lender may elect until all amounts owing on this Note have been paid in full.

Miscellaneous Provisions.  The term “Lender” used herein shall include any future holder of this Note.  This Note shall be governed by and construed in accordance with the laws of the State of Florida.  This Note shall be

Promissory Note

the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, legal and personal representatives, successors and assigns.  In the event any clause or provision of this Note conflicts with applicable law, such conflicts shall not affect other provisions of this Note which can be given effect without the conflicting provision, and to this end the provisions of this Note are declared to be severable.  The undersigned covenants and agrees that in the event of Default under this Note, the Default shall constitute a default in any and all other notes wherein the Borrower is the obligor and the Lender is the obligee.

Business and Investment Purposes.  The Borrower hereby represents to the Lender that the loan represented by this Note is strictly for lawful business and investment purposes.

Maximum Rate Permitted By Law.  It is the specific intent of Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

Time of the Essence.  Time is of the essence with respect to every provision hereof.

WAIVER OF RIGHT TO JURY TRIAL.  THE BORROWER HEREBY WAIVES TRIAL BY JURY IN REGARD TO ANY CAUSES OF ACTION, CLAIMS, OBLIGATIONS, DAMAGES OR ANY COMPLAINTS WHICH THE BORROWER MAY HAVE RISING OUT OF THIS NOTE, OR ANY OF THE LOAN DOCUMENTS (AS SUCH TERM IS HEREIN DEFINED), OR IN ANY ACTION OR PROCEEDING WHICH THE HOLDER HEREOF MAY BRING TO ENFORCE ANY PROVISION OF THE LOAN DOCUMENTS.  BY EXECUTION OF THIS NOTE THE BORROWER HEREBY REPRESENTS THAT THE BORROWER IS REPRESENTED BY COMPETENT COUNSEL WHO HAS FULLY AND COMPLETELY ADVISED THE BORROWER OF THE MEANING AND RAMIFICATIONS OF THE WAIVER OF THE RIGHT TO A TRIAL BY JURY.

WITNESS, the Borrower has executed this Note as of the day, month, and year first above written, with the intention of creating an instrument under seal.

BORROWER:

By:  /s/ J. Scott Sitra

        J. Scott Sitra

        President and CEO

        Blue Water Global Group, Inc.

        Tax EIN:

45-0611648

        Address:

Wellsburg Street #7

Cole Bay, St. Maarten

Dutch West Indies

Promissory Note

Security Agreement

Promissory Note